Correspondence Document



                                 March 15, 2006



VIA EDGAR
---------
Securities and Exchange Commission
Attention:  Filing Desk
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:  Report on Form 8-K of Coach, Inc.
                       ---------------------------------

Ladies/Gentlemen:

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we are filing by EDGAR a Current Report on Form 8-K of Coach, Inc. (the "Company") including exhibits.

     Thank you for your assistance in this matter. If you should have any questions on the foregoing, please call the undersigned at (212) 615-2002.

                                                    Very truly yours,


                                                    /s/ Daniel J. Ross

Attachments


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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                     ------

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported):    March 14, 2006



                                  Coach, Inc.
                              -------------------
             (Exact name of registrant as specified in its charter)


        Maryland                    1-16153                   52-2242751
     --------------                ---------                 ------------
       (State of            (Commission File Number)        (IRS Employer
     Incorporation)                                      Identification No.)


                    516 West 34th Street, New York, NY 10001
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (212) 594-1850
                             ----------------------
              (Registrant's telephone number, including area code)


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Item 8.01.   Other Events.
             ------------

                            Rule 10b5-1 Trading Plan
                            ------------------------

             On March 14, 2006, Lew Frankfort, the Chairman and Chief Executive Officer of Coach, Inc., entered into a trading plan with Goldman, Sachs & Co. Pursuant to this plan, Goldman, Sachs will undertake to sell approximately 250,000 of Mr. Frankfort's shares of Coach common stock at specified intervals. This trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and complies with Coach's insider trading policy.

             Under the trading plan, Mr. Frankfort will sell pre-determined numbers of these shares at market prices between May and August 2006. These sales will be timed to follow Coach's regular earnings announcements for the third and fourth quarters of Coach's fiscal year 2006 (ending on April 1 and July 1, 2006, respectively), subject to certain minimum prices, reflecting Mr. Frankfort's continued confidence in the Company's outlook. The trading plan expires on September 5, 2006 unless terminated earlier under certain conditions.

             The shares to be sold by Mr. Frankfort under the trading plan will be acquired pursuant to exercises of options to purchase a total of approximately 747,000 shares of Coach common stock beginning on or about March 15, 2006. Net of shares sold to pay the purchase price and taxes for these exercises, Mr. Frankfort will receive approximately 310,000 shares of stock. Figures in this paragraph are based on a price of $37.00 per share, the closing price of Coach common stock on the New York Stock Exchange on March 14, 2006, rounded to the nearest dollar.

             The purpose of Mr. Frankfort's trading plan is to diversify a portion of his assets in an orderly manner, while still maintaining his outright Coach stock ownership over time through option exercises. Following Mr. Frankfort's exercise and the sales of shares under the new trading plan, as well as the sales of an additional 432,000 shares remaining to be sold under a trading plan adopted in December 2005, Mr. Frankfort expects his ownership level to remain at approximately 3.5 million shares, further reflecting his positive outlook for the company's prospects. In addition, Mr. Frankfort continues to hold:

              o     options to  purchase  approximately  6.5  million  shares of
                    Coach  common  stock  (following  the  exercises   described
                    above); and

              o     approximately 294,000 restricted stock units.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 15, 2006

                                           COACH, INC.

                                           By:   /s/ Carole P. Sadler
                                                ------------------------------
                                                Carole P. Sadler
                                                Senior Vice President,
                                                General Counsel and Secretary